United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2015

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2015, the MGE Energy Compensation Committee recommended, and the MGE Energy Board of Directors approved, an amendment of the MGE Energy, Inc. 2006 Performance Unit Plan. The amendment to the Performance Unit Plan increased the limitation on the maximum size of the annual performance unit award permitted to be made under that plan from 50% to 60% of the base salary of the award recipient. The amendment was executed on February 25, 2015.

Under the Performance Unit Plan, eligible participants, which include the named executive officers, may receive awards of "performance units," which entitle the holder to receive a cash payment equal to the value of a designated number of shares of MGE Energy common stock, plus dividend equivalent payments thereon, at the end of a five-year performance period. The plan provides for cash payments of earned awards. No shares of common stock are issued.

A copy of the amendment to the performance unit award agreements is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits.

Exhibit No.	Description
10.1	Amendment Number Two to the MGE Energy, Inc. 2006 Performance Unit Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: December 15, 2015	/s/ Jeffrey C. Newman
Jeffrey C. Newman Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated December 15, 2015

Exhibit No.	Description
10.1	Amendment Number Two to the MGE Energy, Inc. 2006 Performance Unit Plan.

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